UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2021

INOTIV, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Shares	NOTV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

HistoTox Labs, Inc. Asset Purchase Agreement

On April 13, 2021, Inotiv, Inc., an Indiana corporation (the “Company”), and Inotiv – Boulder HTL, LLC, a wholly owned subsidiary of the Company (the “Purchaser”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with HistoTox Labs, Inc., a Colorado corporation (the “Seller”), and its stockholder. Pursuant to the Purchase Agreement, and subject to the terms and conditions thereof, the Company will indirectly acquire (the “HistoTox Labs Acquisition”) substantially all of the assets of Seller used or useful by Seller in connection with Seller's business of non-clinical consulting, laboratory and strategic support services and products related to routine and specialized histology, immunohistology, histopathology and image analysis/digital pathology.

Consideration for the HistoTox Labs Acquisition will consist of $22.0 million in cash, subject to certain adjustments and inclusive of a $1.65 million escrow for purposes of securing any amounts payable by the selling parties on account of indemnification obligations and other amounts payable under the Purchase Agreement. In addition, the Purchaser will assume certain specified liabilities of the Seller.

The Purchase Agreement contains customary representations, warranties, covenants (including non-competition requirements applicable to the selling parties for a five-year period), indemnifications, and agreements. Among other ancillary agreements, the Purchase Agreement contemplates that the parties will enter into assignment and assumption arrangements with respect to the lease agreement for the premises in Boulder, Colorado used for the Seller’s current operations.

Each party’s obligation to consummate the HistoTox Labs Acquisition is subject to customary conditions as set out in the Purchase Agreement, including the Company’s receipt of financing in an amount sufficient to pay the purchase price for the purchased assets. In addition, the Purchase Agreement contains customary termination rights of the parties.

Bolder BioPATH, Inc. Merger Agreement

On April 15, 2021, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rock Mergeco, Inc., a Colorado corporation and a wholly-owned subsidiary of the Company (“Merger Sub I”), Inotiv Boulder, LLC, an Indiana limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub II”), Bolder BioPATH, Inc., a Colorado corporation (“Bolder BioPATH”), and the holders of all of the outstanding common shares of Bolder BioPATH. Bolder BioPATH is a contract pharmacology and pathology company specializing in in vivo models of rheumatoid arthritis, osteoarthritis, and inflammatory bowel disease as well as other autoimmune and inflammation models.

Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Merger Sub I will merge with and into Bolder BioPATH and Bolder BioPATH shall survive and become a wholly owned subsidiary of the Company (the “First Merger”). Promptly following consummation of the First Merger, Bolder BioPATH will merge with and into Merger Sub II, with Merger Sub II surviving as a wholly owned subsidiary of the Company (together with the First Merger, the “Merger,” and together with the HistoTox Labs Acquisition, the “Acquisitions”).

At the effective time of the Merger (the “Closing”), the Company will pay consideration of approximately $47.0 million to Bolder BioPATH’s security holders, consisting of (i) $18.5 million in cash, subject to customary purchase price adjustments and inclusive of a $ 750,000 escrow for purposes of securing any amounts payable by the selling parties on account of indemnification obligations and other amounts payable under the Merger Agreement, (ii) Inotiv common shares equal to the lesser of: (a) 1.8 million shares or (b) the number of shares obtained by dividing $27.0 million by the lesser of (A) the weighted average closing price of the common shares as reported by The Nasdaq Capital Market for the twenty trading-day period ending on the third trading day prior to the closing date and (B) the offering price per share in any common share offering (public or private) by the Company prior to the Closing, and (iii) seller notes in an aggregate principal amount of $1.5 million. Set off rights against the seller notes also secure the selling parties’ indemnification obligations.

The Merger Agreement contains customary representations, warranties, covenants (including non-competition requirements applicable to the selling parties for a five-year period), indemnifications, and agreements of Bolder BioPATH and the Company, as well as customary termination rights. The Merger is subject to customary closing conditions as set out in the Merger Agreement, including the Company’s receipt of financing in an amount sufficient to pay the cash portion of the merger consideration. Among other ancillary agreements, the Merger Agreement contemplates that the surviving wholly owned subsidiary of the Company will enter into a new lease agreement with respect to the premises in Boulder, Colorado used for Bolder BioPATH’s current operations.

The representations and warranties contained in the Merger Agreement and the Purchase Agreement were made solely for purposes of the Merger Agreement and the Purchase Agreement, as applicable, were made solely for the benefit of the parties to the Merger Agreement and the Purchase Agreement, as applicable, and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement or the Purchase Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the relevant parties in connection with negotiating their terms and may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders. For the foregoing reasons, the representations and warranties contained in the Merger Agreement and the Purchase Agreement should not be relied upon as factual information at the time they were made or otherwise.

The foregoing descriptions of the Merger Agreement and the Purchase Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Merger Agreement and the Purchase Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto.

Item 7.01 Regulation FD Disclosure.

On April 13, 2021 and April 16, 2021, the Company issued press releases relating to the respective Acquisitions, copies of which are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2 and are incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Asset Purchase Agreement, dated April 13, 2021, by and among Inotiv, Inc., Inotiv – Boulder HTL, LLC, HistoTox Labs, Inc. and the stockholder of HistoTox Labs, Inc.
10.2	Agreement and Plan of Merger, dated April 15, 2021, by and among Inotiv, Inc., Rock Mergeco, Inc., Inotiv Boulder, LLC, Bolder BioPATH, Inc., and the shareholders of Bolder BioPATH, Inc.
99.1	Press Release, dated April 13, 2021.
99.2	Press Release, dated April 16, 2021.

Forward Looking Statements

This document contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. In this context, forward-looking statements may address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed Acquisitions and the anticipated benefits thereof. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of the Company and its subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements regarding the expected benefits and costs of the Acquisitions contemplated by the Merger Agreement, the Purchase Agreement or otherwise; the expected timing of the completion of the Acquisitions; the ability of the parties to complete the Acquisitions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that either or both of the Acquisitions may not be timely completed, if at all; that, prior to the completion of the Acquisitions, the sellers’ businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in the Company’s latest Annual Report on Form 10-K and its other filings with the SEC. The parties assume no obligation and do not intend to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inotiv, Inc.

Date: April 19, 2021	By:	/s/ Beth A. Taylor
Beth A. Taylor
Chief Financial Officer and Vice President - Finance